EXHIBIT 99.1

PRESS RELEASE

March 13, 2003
IMMEDIATE RELEASE

Contact:	Ms. Simone Lagomarsino, President and Chief Executive Officer (310) 725-5631 Mr. David Rosenthal, Executive Vice President and Chief Financial Officer (310) 725-1890

HAWTHORNE FINANCIAL CORPORATION TO ATTEND ROTH CAPITAL PARTNERS
15th ANNUAL GROWTH STOCK CONFERENCE

(El Segundo, CA) Hawthorne Financial Corporation (NASDAQ:HTHR), parent company of Hawthorne Savings, F.S.B., today announced that management will present at the 15th Annual Roth Capital Partners Growth Stock Conference on Tuesday, March 18, 2003 at 4:00 p.m. Pacific Time, 7:00 p.m. Eastern Time. The conference will be held at the St. Regis Monarch Beach Resort & Spa, Dana Point, California.

Simone F. Lagomarsino, President and Chief Executive Officer of Hawthorne Financial Corporation will be presenting for the Company. Hawthorne Financial’s presentation can be heard live on the Internet on the Company’s website, www.hawthornesavings.com. Slides of the Company’s presentation will be accessible on this website and will be filed with the SEC on a Current Report on Form 8-K prior to the presentation. Persons interested in listening to the conference should go to the website 15 minutes prior to the start of the conference to register. It may be necessary to download audio software to hear the presentation.

For additional information and press releases about Hawthorne Financial Corporation, visit the Company’s website at http://www.hawthornesavings.com.

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